UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On August 17, 2010,  Chesapeake Energy Corporation (the “Company”) issued a press release announcing that it has received and accepted for purchase $245,051,000 principal amount of its outstanding 7.00% Senior Notes due 2014, $566,242,000 principal amount of its outstanding 6.625% Senior Notes due 2016 and $582,263,000 principal amount of its outstanding 6.25% Senior Notes due 2018 (collectively, the "Notes") validly tendered and not validly withdrawn as of 5:00 P.M., New York City time, on August 16, 2010, which was the consent time for the Company’s previously announced cash tender offers and consent solicitations with respect to the Notes.  A copy of this press release is attached to this Current Report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           August 23, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated August 17, 2010